Exhibit 99.1

FOR IMMEDIATE RELEASE

H&E Equipment Services Announces Commencement of Consent Solicitation

BATON ROUGE, LA., April 11, 2005 - H&E Equipment Services L.L.C. (the “Company”), announced today that it and H&E Finance Corp. have commenced a solicitation to seek consents to certain amendments to the indentures governing (i) their 11-1/8% senior secured notes due 2012 (CUSIP No. 404085 AB8; ISIN No. US404085AB82) and (ii) their 12-1/2% senior subordinated notes due 2013 (CUSIP No. 404085 AF9; ISIN Nos US404085AF96). The proposed amendments would increase the amount of indebtedness that the Company may incur under its senior revolving credit facility, and would extend the time by which the Company is required to file its 2004 Annual Report on Form 10-K and to comply with related 2004 information reporting requirements under the Indentures. The Company is also seeking a waiver of certain defaults under the indentures related to its inability to file its 2004 Annual Report on Form 10-K and to comply with such 2004 information reporting requirements. Details of the proposed amendments and waivers are contained in the Company’s Consent Solicitation Statement, dated April 11, 2005, and the related Consent Letter, which are being sent to holders of the notes.  The record date for the solicitation is April 8, 2005.

The Company is seeking to increase the amount which it can borrow under its senior revolving credit facility.  John Engquist, the President of the Company, said: “We want to enhance our current liquidity to match our growth expectations and related working capital requirements. To that end, we want to increase the maximum amount that the indentures allow us to incur under our senior revolving credit facility from $150 million to $275 million.” The Company has received a proposal for a new five year senior revolving credit facility to increase its maximum revolving commitment to $250 million (including a sub-facility of $30 million in respect of letters of credit), subject to the borrowing base thereunder.

As previously disclosed, the Company was unable to file with the Securities and Exchange Commission by March 31, 2005 its Annual Report on Form 10-K for the fiscal year ending December 31, 2004 and to comply with certain reporting requirements under the Indentures relating to its 2004 financial information.  As described more fully in the Consent Solicitation Statement, the proposed amendments will, among other things, give the Company until September 30, 2005 to file its 2004 Annual Report on Form 10-K and comply with its information reporting requirements under the indentures, and holders of the notes will be asked to waive the existing defaults related to the Company’s failure to file on a timely basis its 2004 Annual Report on Form 10-K and comply with its information reporting obligations. As also previously disclosed, the lenders under the Company’s senior revolving credit facility have waived any default resulting from the Company’s non-compliance with its reporting obligations under the senior revolving credit facility related to the Company’s inability to file on a timely basis its 2004 annual report on Form 10-K and any related cross defaults under the indentures governing the Company’s notes, and the lenders have extended until September 30, 2005 the date by which the Company must comply with its information reporting obligations with respect to 2004.

Assuming that the consent solicitation is not terminated by the Company, and provided that consents sufficient to approve the proposed amendments and the waivers, as specified in the Consent Solicitation Statement, are received prior to the expiration of the consent solicitation and are not withdrawn prior to the execution by the Company, H&E Finance Corp. and the trustees under the indentures of supplemental indentures as approved by the lenders under the Company’s senior revolving credit facility, and provided that the supplemental indentures are executed, the Company will pay to record holders of the notes, who consent prior to the expiration of the consent solicitation and do not withdraw their consents, the amount of $12.50 for each $1,000 in principal amount of the notes as to which the Company has received and accepted consents. That consent payment will be made as promptly as practicable after the execution of the supplemental indentures. The consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on April 21, 2005, unless extended by the Company.  Also, if for any reason the Company does not file its 2004 Annual Report on Form 10-K on or before July 29, 2005, the Company will pay to each record holder of the notes, who was entitled to receive the earlier consent payment, an additional $2.50 for each $1,000 in principal amount of the notes which were covered by the holder’s previous consent.

The Company has retained Credit Suisse First Boston LLC. and UBS Securities LLC to serve as solicitation agents for the solicitation, and Morrow & Co., Inc., to serve as the information and tabulation agent.

Copies of the Consent Solicitation Statement and related information are available on request from the information agent by telephone at (212) 754-8000 or in writing at 445 Park Avenue, 5th Floor, New York, New York 10022.  The consent solicitation and the payment of the consent fees remain subject to all of the terms and conditions contained in the Consent Solicitation Statement.

Questions regarding the solicitation may be directed to: Credit Suisse First Boston LLC at (800) 820-1653 (toll free) or (212) 538-4807 (collect), and UBS Securities LLC at (888) 722-9555 x4210 (toll-free) or (203) 719-4210 (collect).

This announcement is not a solicitation of consents with respect to any notes. The solicitation is being made solely by the Consent Solicitation Statement, and the Company and H&E Finance Corp. reserve the right to modify the Consent Solicitation Statement and the terms and conditions of the consent solicitation or to terminate the consent solicitation.  In any jurisdiction where the laws require solicitations to be made by a licensed broker or dealer, the solicitation will be deemed to be made on behalf of the Company by the solicitation agents, or one or more registered broker dealers under the laws of such jurisdiction.

About H&E Equipment Services L.L.C.

H&E Equipment Services L.L.C. is one of the largest integrated equipment rental, service and sales companies in the United States of America, with an integrated network of 39 facilities, all of which have full service capabilities, and a workforce that includes a highly-skilled group of service technicians and separate and distinct rental and equipment sales forces.  In addition to renting equipment, the Company also sells new and used equipment and provides extensive parts and service support.  This integrated model enables the Company to effectively manage key aspects of its rental fleet through reduced equipment acquisition costs, efficient maintenance and profitable disposition of rental equipment.  The Company generates a significant portion of its gross profit from parts sales and service revenues.

Forward-Looking Statements

Certain information in this press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Any statements that express or involve discussions as to expectations, beliefs and plans involve known and unknown risks, uncertainties and other factors that may cause the actual results to materially differ from those considered by the forward-looking statements.  Important factors that could cause actual results to differ materially include the Company’s substantial debt levels, the level of market demand for rental equipment, competitive pressures, and other specific factors discussed in other releases and SEC filings by the Company.  As a result, no assurances can be made as to future results, levels of activity and achievements.  Any forward-looking statements speak only as of the date the statement was made.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, unless otherwise required by law.